UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

Norcraft Holdings, L.P.

Norcraft Companies, L.P.

(Exact name of registrants as specified in their charters)

Delaware	333-119696	75-3132727

Delaware	333-114924	36-4231718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (800) 297-0661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 17, 2009, Norcraft Holdings, L.P. (“Holdings”) issued a press release announcing the expiration of its previously announced tender offer for up to $64,300,000 aggregate principal amount of its and Norcraft Capital Corp.’s 9.75% Senior Discount Notes Due 2012 (the “Notes”). Holdings expects to use approximately $34.0 million of cash on hand, together with approximately $33.6 million that was distributed to it by Norcraft Companies, L.P. (the “Company”) upon the issuance of the Company’s and Norcraft Finance Corp.’s $180,000,000 aggregate principal amount of 10 1/2% Senior Secured Second Lien Notes due 2015, to pay for the repurchase of the tendered Notes plus accrued and unpaid interest up to, but not including, the payment date. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1    Press release, dated December 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2009

By:	/S/ LEIGH GINTER
Leigh Ginter
Chief Financial Officer